Exhibit 99.1

                                                                          [logo]

FOR IMMEDIATE RELEASE

CONTACT:

George Morgenstern, CEO
DATA SYSTEMS & SOFTWARE INC.
(201) 529-2026 E-mail: ir@dssiinc.com
DATA SYSTEMS & SOFTWARE INC. ANNOUNCES

               RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2005

Mahwah, New Jersey -May 10, 2005 -- Data Systems & Software Inc. (OTCBB: DSSI) today announced results for the quarter ended March 31, 2005.

             Sales in the first quarter of 2005 were $8.6 million, increasing by $1.3 million, or 18%, compared to sales in the first quarter of 2004. This increase was primarily due to a $0.8 million, or 19% increase in computer hardware sales. In addition, sales in the Company's software consulting and development segment increased by $0.5 million, or 16%, primarily due to an increase in consulting revenues.

            Gross profit in the first quarter of 2004 was $1.9 million, increasing by $0.3 million, or 19%, compared to gross profit in the first quarter of 2004. This increase was primarily attributable to the increase in software consulting and development sales, as well as improved gross profit margin in that segment, from 20% in the first quarter of 2004 to almost 26% in the first quarter of 2005. Gross profit in the computer hardware segment remained relatively stable, with the increase in sales being offset by a decrease in gross profit margin from 22% in the first quarter of 2004 to almost 19% in the first quarter of 2005, due to the inclusion of a particularly profitable sale in the 2004 period.

           The Company's share of Comverge's net loss in the first quarter of 2005 was $0.2 million, compared to $0.4 million in the first quarter of 2004. Comverge's net loss during those periods was $3.0 million and $2.1 million, respectively. The decrease in the Company's share of Comverge's losses, despite the increase in Comverge's loss, was due to the decrease in the Company's percentage holdings of Comverge's preferred share equity.

         George Morgenstern, Chairman, President and Chief Executive Officer of DSSI commented: "Both our operating segments continued to generate profits in the first quarter of 2005 and we expect these operations to remain profitable and even show improved results in the coming quarters. However, Comverge's losses continued to have a negative effect on our results." Mr. Morgenstern also commented on the status of the agreement in principle to sell dsIT: "We are proceeding with the due diligence process and our negotiation of a definitive agreement for the sale of our dsIT subsidiary to Matrix IT Ltd. and hope to complete that process over the next few weeks."

         Data Systems & Software Inc. (OTCBB: DSSI) is a provider of software consulting and development services, and is an authorized direct seller and value added reseller of computer hardware. In addition, its Comverge Inc. equity affiliate provides energy intelligence solutions to utilities. Additional information about DSSI is available at www.dssiinc.com.

This press release includes forward-looking statements, which are subject to risks and uncertainties. Actual results may vary from those projected or implied by such forward-looking statements. The ability of the Company to maintain profitable operations in its consolidated operating segments is subject to risks and uncertainties related to conditions in the market for computer hardware and IT solutions markets. There is no assurance that the Company will be able to maintain profitable operations from the operations of its consolidated operating segments over the short or long term. The ability of Comverge to continue to grow and improve its results is subject to risks associated with conditions in the market for energy intelligence solutions, including competition and the pace and consequences of deregulation. The consummation of the transaction for the sale of dsIT referred to in this release is subject to (i) satisfactory completion by Matrix of its due diligence investigation of dsIT, (ii) negotiation and execution of a definitive agreement, and (iii) the receipt of all necessary corporate and other approvals. The actual consideration to be paid by Matrix for the dsIT shares, and the amount that the Company may receive in connection with the transaction, is subject to adjustment. There is no assurance that the transaction will be consummated on the terms previously announced or at all. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company's business generally is included in "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.


                                  Tables Follow

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                      (in thousands, except per share data)

                                                                                                       As of
                                                                                   As of December    March 31,
                                      ASSETS                                          31, 2004          2005
                                                                                   -------------    -------------
Current assets:                                                                                       (unaudited)
     Cash and cash equivalents .................................................   $         685    $         327
     Short-term bank deposits ..................................................              72               --
     Restricted cash ...........................................................             354              354
     Accounts receivable, net ..................................................           6,069            6,985
     Unbilled work-in-process ..................................................             533            1,036
     Inventory .................................................................              61              114
     Other current assets ......................................................             540            1,002
                                                                                   -------------    -------------
         Total current assets ..................................................           8,314            9,818
Property and equipment, net ....................................................             649              677
Other assets ...................................................................             737              662
Funds in respect of employee termination benefits ..............................           2,836            2,860
Goodwill .......................................................................           4,408            4,354
Other intangible assets, net ...................................................              81               72
                                                                                   -------------    -------------
         Total assets ..........................................................   $      17,025    $      18,443
                                                                                   =============    =============

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term bank credit ....................................................   $         729    $         647
     Current maturities of long-term debt ......................................             466              445
     Related Party - Note payable ..............................................              --              250
     Trade accounts payable ....................................................           2,283            3,575
     Accrued payroll, payroll taxes and social benefits ........................           1,735            1,810
     Other current liabilities .................................................           2,227            2,277
                                                                                   -------------    -------------
         Total current liabilities .............................................           7,440            9,004
                                                                                   -------------    -------------
Long-term liabilities:
     Investment in Comverge, net ...............................................           1,444            1,645
     Long-term debt ............................................................             201              220
     Liability for employee termination benefits ...............................           4,279            4,384
     Other liabilities .........................................................              65               45
                                                                                   -------------    -------------
         Total long-term liabilities ........................................              5,989            6,294
                                                                                   -------------    -------------
Minority interests .............................................................           1,471            1,494
                                                                                   -------------    -------------
Shareholders' equity:
     Common stock - $0.01 par value per share:
         Authorized - 20,000,000 shares; Issued - 8,937,395 shares at ..........              88
            December 31, 2004 and March 31, 2005 ...............................              88
     Additional paid-in capital ................................................          39,733           39,733
     Warrants ..................................................................             461              461
     Deferred compensation .....................................................             (59)             (53)
     Accumulated deficit .......................................................         (34,290)         (34,729)
      Treasury stock, at cost -820,704 shares at December 31, 2004 and March 31,          (3,791)
         2005 ..................................................................          (3,791)
     Accumulated other comprehensive loss ......................................             (17)             (58)
                                                                                   -------------    -------------
         Total shareholders' equity ............................................           2,125            1,651
                                                                                   -------------    -------------
         Total liabilities and shareholders' equity ............................   $      17,025    $      18,443
                                                                                   =============    =============

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      (in thousands, except per share data)

                                                                            Three months ended March 31,
                                                                           ------------------------------
                                                                                2004             2005
                                                                           -------------    -------------
Sales:
     Products ..........................................................   $       4,269    $       5,128
     Services ..........................................................           2,308            2,588
     Projects ..........................................................             678              843
                                                                           -------------    -------------
         Total sales ...................................................           7,255            8,559
                                                                           -------------    -------------
Cost of sales:
     Products ..........................................................           3,365            4,185
     Services ..........................................................           1,767            1,984
     Projects ..........................................................             573              540
                                                                           -------------    -------------
         Total cost of sales ...........................................           5,705            6,709
                                                                           -------------    -------------
            Gross profit ...............................................           1,550            1,850

                                                                           -------------    -------------

Operating expenses:

   Research and development expenses ...................................              --                9
   Selling, marketing, general and administrative expenses .............           1,830            1,892
                                                                           -------------    -------------
              Total operating expenses .................................           1,830            1,901
                                                                           -------------    -------------

Operating loss .........................................................            (280)             (51)
Interest income ........................................................               2                2
Interest expense .......................................................             (57)             (55)
Other income , net .....................................................             101                5
                                                                           -------------    -------------
     Loss before taxes on income .......................................            (234)             (99)
Taxes on income ........................................................               7              (97)
                                                                           -------------    -------------

Loss from operations of the Company and its consolidated subsidiaries ..            (227)            (196)
Share in losses of Comverge ............................................            (353)            (201)
Minority interests .....................................................             (15)             (42)
                                                                           -------------    -------------
      Net loss .........................................................   $        (595)   $        (439)
                                                                           =============    =============

Other comprehensive loss, net of tax:
Differences from translation of financial statements of subsidiaries ...            (196)             (41)
                                                                           -------------    -------------
       Comprehensive loss ..............................................   $        (791)   $        (480)
                                                                           =============    =============


Basic and diluted loss per share:
     Net loss per share - basic and diluted ............................   $       (0.08)   $       (0.05)
                                                                           =============    =============
       Weighted average number of shares outstanding - basic and diluted           7,920            8,117
                                                                           =============    =============